UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 9, 2024, Mangoceuticals, Inc. (the “Company”, “we” and “us”) entered into a Master Distribution Agreement with ISFLST, Inc. (“ISFLST”) dated July 2, 2024 (the “Distribution Agreement”). Pursuant to the Distribution Agreement, we agreed to sell, and ISFLST agreed to purchase, certain of our products, including our MangoRx Grow and Mango ED products (collectively, the “Products”), for distribution and resale by ISFLST during the term of the agreement.

Pursuant to the Distribution Agreement, ISFLST agreed to use commercially reasonable efforts to sell and promote the sale of the Products in Asia Pacific and Latin America (excluding Mexico), and we provided ISFLST a non-exclusive, non-transferable license to market and sell the Products, and grant sub-licenses (subject to certain pre-requisites and limitations described in greater detail in the Distribution Agreement) to sell the Products, in the Market. We also agreed, subject to certain future mutually agreed milestones that ISFLST could earn exclusive rights to market the Products in the Market.

The Distribution Agreement has a term of three years and is automatically renewable thereafter for three additional one year terms, unless either party provides the other notice of non-renewal at least 90 days prior to an automatic renewal date. The agreement may also be terminated by the non-breaching party upon the material breach of the agreement by the counterparty and failure to cure such breach after 90 days written notice, or upon insolvency.

The Distribution Agreement includes customary confidentiality requirements of the parties, representations and warranties of the parties, mutual indemnification rights, disclaimers of warranties and limitation of liabilities, and force majeure provisions.

The Distribution Agreement also includes a non-solicitation obligation of ISFLST, which applies during the term of the agreement and for two years thereafter.

All pricing information will be mutually agreed to by the parties and set forth in a separate purchase order, subject to availability and volume requirements.

The Distribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the terms of the Distribution Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

On July 11, 2024, the Company issued a press release announcing the entry into the Distribution Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1*	Master Distribution Agreement dated July 2, 2024 and entered into on July 9, 2024, by and between Mangoceuticals, Inc. and ISFLST, Inc. (ISFLST)
99.1*	Press Release dated July 11, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: July 11, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer